EXHIBIT 10.2
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                                                                       Exhibit D
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                        EMPLOYMENT TERMINATION AGREEMENT

         EMPLOYMENT TERMINATION AGREEMENT (the "TERMINATION Agreement") dated August 1, 2003 by and between Accessity Corp., f/k/a drivershield.com Corp., a New York corporation with offices at 12514 West Atlantic Blvd, Coral Springs, Florida 33071 (the "Company"), and Barry J. Spiegel, with offices at c/o Accessity Corp., 12514 West Atlantic Blvd, Coral Springs, Florida 33071 (the "Executive").

                               W I T N E S S E T H
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         WHEREAS, the Company desires that Executive's employment with the
Company be terminated upon closing of the transaction whereby the Company sells to American Member Corp. ("American Member") all of the capital stock of DriverShield ADS Corp., and

         WHEREAS, the Executive desires to terminate his employment with the Company upon closing of the transaction whereby American Member purchases all of the capital stock of DriverShield ADS Corp. from the Company,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

On the Closing Date, as defined in the Stock Purchase Agreement dated August 1, 2003 by and among Accessity Corp., DriverShield ADS Corp. and American Member, the Employment Agreement dated January 30, 2003 between Accessity Corp., f/k/a drivershield.com Corp. and Barry J. Spiegel (the "Employment Agreement") shall terminate with neither party having any further rights or obligation pursuant to the Employment Agreement, including Paragraph 10b, except as otherwise set forth therein.

The Executive acknowledges that he will have ninety (90) days from the Closing Date to exercise any stock options that were previously granted and are exercisable.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

ACCESSITY CORP.                             BARRY J. SPIEGEL


By:___________________________      By:_________________________


Title:__________________________    Dated:______________________


Dated:______________________